Exhibit 99.1

Kforce Inc.
1001 East Palm Ave.
Tampa, FL 33605
(NASDAQ: KFRC)

AT THE FIRM

Michael R. Blackman

Chief Corporate Development Officer

(813) 552-2927

KFORCE REPORTS REVENUES OF $274.1 MILLION AND EPS OF $0.24 BEFORE IMPAIRMENT CHARGE FOR THE SECOND QUARTER OF 2012

•	EXCLUDING IMPAIRMENT CHARGE, SECOND QUARTER NET INCOME OF $8.9 MILLION, OR $0.24 PER SHARE

•	TOTAL REVENUES INCREASED 10.5% YEAR OVER YEAR

•	AFTER TAX NON-CASH IMPAIRMENT CHARGE OF $42.0 MILLION

TAMPA, FL, July 31, 2012 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its second quarter of 2012. Revenue from continuing operations for the quarter ended June 30, 2012 was $274.1 million compared to $268.4 million for the quarter ended March 31, 2012, an increase of 2.2% and compared to $248.0 million for the quarter ended June 30, 2011, an increase of 10.5%. Excluding the non-cash goodwill impairment charge (the “impairment charge”) recorded in the quarter ended June 30, 2012, Kforce reported net income of $8.9 million, or $0.24 per share, versus $4.1 million, or $0.12 per share, for the quarter ended March 31, 2012. Excluding the impairment charge, net income and earnings per share for the second quarter of 2012 increased 30.7% and 41.2%, respectively, versus the second quarter of 2011, which had net income of $6.8 million, or $0.17 per share. On a GAAP basis, Kforce reported a net loss for the quarter ended June 30, 2012 of $33.2 million, or a loss of $0.90 per share.

During the quarter ended June 30, 2012, Kforce recorded a pre-tax impairment charge in its Government Solutions (GS) reporting unit of $65.3 million. The income tax benefit associated with this impairment charge was $23.3 million, resulting in an after-tax impairment charge of $42.0 million or $1.14 per share.

David L. Dunkel, Chairman and CEO, said, “We are pleased with our Q2 ‘12 results as Kforce reported revenue for the quarter of $274.1 million, a year-over-year increase of 10.5%. Additionally, earnings per share of $0.24, excluding the impairment charge, came in above guidance. The strong bottom line results were driven by improving bill/pay spreads across all of our staffing businesses, strong performance in search and continued SG&A discipline. We are particularly pleased with the year-over-year Flex revenue increases in HIM, FA and Tech of 19.1%, 12.7% and 10.7%, respectively. We believe our diverse service offerings and highly elastic front and back office platforms position Kforce well to navigate through the significant uncertainties that exist in the macroeconomic environment. I want to thank all of our employees, consultants and clients for making Q2 ‘12 another successful quarter for Kforce.”

William L. Sanders, President, said, “The Firm continued its solid performance in the second quarter of 2012, where we experienced sequential increases in total Firm Flex and Search revenues of 1.4% and 19.9%, respectively. We were able to continue to take advantage of our highly advanced sales and delivery platform that leverages our field associates, Strategic Accounts strategy and the National Recruiting Center to profitably grow revenues with both large and small clients. Discussions with our clients and certain key performance indicators indicate demand for temporary staffing to be stable, though growth is being impacted by prolonged decision making from our clients as well as an increase in conversions. Kforce continues to aggressively pursue business opportunities with the goal of continuing to gain client and market share.”

Mr. Sanders noted additional operational results for the second quarter include:

•	Flex revenues from continuing operations of $260.9 million in Q2 ‘12 increased 1.4% from $257.3 million in Q1 ‘12 and increased 10.5% from $236.1 million in Q2 ‘11.

•	Search revenues from continuing operations of $13.2 million in Q2 ‘12 increased 19.9% from $11.0 million in Q1 ‘12 and increased 10.4% from $12.0 million in Q2 ‘11.

•	Sequential percentage increases in Search revenues for the FA and Tech segments were 30.0% and 8.2%, respectively.

•	Sequential percentage changes in Flex revenues by segment were a 3.5% increase for Tech, 2.3% increase for HIM, 2.0% decrease for FA, and a 6.3% decrease for Government Solutions.

Joseph J. Liberatore, Chief Financial Officer, said, “The Firm continued to perform well in Q2 ‘12. Q2 ‘12, Q1 ‘12 and Q2 ‘11 each contained 64 billing days. We believe our second quarter results reflect our strong culture, tenured sales associate population and a continued focus on execution in all aspects of the business, including improving client relationships, solid expense management and continued efficiencies and operating leverage provided by the NRC.”

Financial highlights for the second quarter include:

•	Flex gross profit from continuing operations increased 220 basis points to 29.3% in Q2 ‘12 from 27.1% in Q1 ‘12 and increased 70 basis points from 28.6% in Q2 ‘11.

•	Selling, general and administrative expenses as a percentage of revenues decreased to 26.1% in Q2 ‘12 from 40.3% in Q1 ‘12 and from 27.6% in Q2 ‘11.

•	Bank debt at the end of Q2 ‘12 was $11.0 million.

•	Earnings per share before the impact of the impairment charge for Q2 ‘12 was $0.24 per share, an increase of 100.0% from $0.12 per share in Q1 ‘12 and an increase of 41.2% from $0.17 in Q2 ‘11.

Mr. Liberatore stated, “In addition, looking forward to the third quarter of 2012, we expect revenues may be in the $271 million to $277 million range and earnings per share in the range of $0.23 to $0.25. The third quarter of 2012 has 63 billing days, one less than the second quarter of 2012.

On Tuesday, July 31, 2012, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time.

The dial-in number is (877) 344-3890. The conference passcode is Kforce. The replay of the call will be available from 8:00 p.m. EDT, Wednesday, August 1, 2012 through August 15, 2012 by dialing (855) 859-2056, passcode 43180942.

This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until August 15, 2012.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health information management. Backed by more than 2,200 associates and approximately 10,500 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 63 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com.

The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting, Health Information Management and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that we will continue to increase our market share, successfully manage risks to our revenue stream and successfully put into place the people and processes that will create future success. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Revenue by function:
Technology	$171,739	$165,655	$154,534
Finance & accounting	60,867	60,256	54,774
Health information management	19,978	19,451	16,769
Government solutions	21,545	22,988	21,946

Total revenue	274,129	268,350	248,023

Costs of services	184,363	187,525	168,464

Gross profit	89,766	80,825	79,559
GP %	32.7%	30.1%	32.1%
Flex GP %	29.3%	27.1%	28.6%

Selling, general & administrative expenses	71,414	108,115	68,402
Goodwill impairment	65,300	—	—
Depreciation & amortization	2,877	2,882	3,179

(Loss) income from operations	(49,825)	(30,172)	7,978

Other expense, net	265	392	321

(Loss) income from continuing operations before income taxes	(50,090)	(30,564)	7,657

Income tax (benefit) expense	(16,908)	(12,837)	2,817

(Loss) income from continuing operations	$(33,182)	$(17,727)	$4,840

Income from discontinued operations, net of income taxes	15	21,803	1,945

Net (loss) income	$(33,167)	$4,076	$6,785

Earnings (loss) per share - diluted	$(0.90)	$0.12	$0.17
Adjusted EBITDA per share	$0.50	$(0.05)	$0.34
Shares outstanding - diluted	36,712	34,703	40,465

Adjusted EBITDA	$18,325	$(1,747)	$13,908

Other information:
Capital expenditures	$2,519	$959	$1,400
Equity-based compensation expense, net	$—	$20,541	$1,771
Working capital	$105,436	$83,273	$71,969

Selected balance sheet information:
Cash and cash equivalents	$812	$862	$685
Accounts receivable, less allowances	$179,408	$173,125	$166,724
Total assets	$369,467	$409,409	$404,923
Bank debt	$10,992	$—	$18,934
Total liabilities	$153,128	$159,506	$147,061
Total stockholders’ equity	$216,339	$249,903	$257,862

Billing days	64	64	64

Kforce Inc.

Key Statistics

(Unaudited)

	Q2 2012	Q1 2012	Q2 2011

Total Firm
Flex revenue (000’s)	$260,925	$257,342	$236,066
Revenue per billing day (000’s)	$4,077	$4,021	$3,690
Sequential flex revenue change	1.4%	3.3%	4.2%
Hours (000’s)	4,411	4,369	4,048
Flex GP %	29.3%	27.1%	28.6%

Search revenue (000’s)	$13,204	$11,008	$11,957
Placements	956	799	923
Average fee	$13,817	$13,778	$12,957
Billing days	64	64	64

Technology
Flex revenue (000’s)	$166,044	$160,394	$149,997
Revenue per billing day (000’s)	$2,594	$2,506	$2,344
Sequential flex revenue change	3.5%	2.5%	7.6%
Hours (000’s)	2,532	2,459	2,403
Flex GP %	27.9%	25.3%	27.1%

Search revenue (000’s)	$5,695	$5,261	$4,537
Placements	354	337	313
Average fee	$16,076	$15,624	$14,488

Finance & Accounting
Flex revenue (000’s)	$53,562	$54,638	$47,522
Revenue per billing day (000’s)	$837	$854	$743
Sequential flex revenue change	-2.0%	7.3%	-0.7%
Hours (000’s)	1,585	1,615	1,393
Flex GP %	31.0%	29.1%	29.5%

Search revenue (000’s)	$7,305	$5,618	$7,252
Placements	593	441	594
Average fee	$12,330	$12,734	$12,218

Health Information Management
Flex revenue (000’s)	$19,774	$19,322	$16,601
Revenue per billing day (000’s)	$309	$302	$260
Sequential flex revenue change	2.3%	4.8%	4.2%
Hours (000’s)	294	295	252
Flex GP %	36.5%	32.9%	36.2%

Search revenue (000’s)	$204	$129	$168
Placements	9	21	16
Average fee	$22,739	$6,121	$10,408

Government Solutions
Flex revenue (000’s)	$21,545	$22,988	$21,946
Revenue per billing day (000’s)	$337	$359	$343
Sequential flex revenue change	-6.3%	-1.2%	-6.0%
Flex GP %	30.0%	30.6%	31.7%

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Adjusted Net Income and Earnings Per Share Before Impairment Charge

	Three Months Ended June 30, 2012
	$	Per share
Net Loss	$(33,167)	$(0.90)
Goodwill impairment, pre-tax	65,300	1.77
Tax benefit from impairment charge	(23,265)	(0.63)

Goodwill impairment, after-tax	42,035	1.14

Adjusted net income and earnings per share before impairment charge	$8,868	$0.24

Weighted average shares outstanding - basic	36,712
Weighted average shares outstanding - diluted	36,807

“Adjusted Net Income and Earnings Per Share Before Impairment Charge”, a non-GAAP financial measure, is defined as net income before the non-cash impairment charges related to goodwill. “Adjusted Net Income and Earnings Per Share Before Impairment Charge” should not be considered a measure of financial performance under generally accepted accounting principles and has been provided for consistency and comparability of the 2012 results with net income and earnings per share from prior periods.

Quarterly Adjusted EBITDA

	Three Months Ended
	June 30, 2012		March 31, 2012		June 30, 2011
	$	Per share	$	Per share	$	Per share
Net (loss) income	$(33,167)	$(0.90)	$4,076	$0.12	$6,785	$0.17
Income from discontinued operations, net of income taxes	15	0.00	21,803	0.63	1,945	0.05

(Loss) income from continuing operations	$(33,182)	$(0.90)	$(17,727)	$(0.51)	$4,840	$0.12
Goodwill impairment, pre-tax	65,300	1.77	—	—	—	—
Depreciation & amortization	2,877	0.08	2,882	0.08	3,179	0.08
Acceleration of restricted stock & PARS	—	—	22,158	0.64	—	—
Amortization of restricted stock & PARS	—	—	3,439	0.10	2,798	0.07
Interest expense and other	238	0.01	338	0.01	274	0.00
Income tax (benefit) expense	(16,908)	(0.46)	(12,837)	(0.37)	2,817	0.07

Adjusted EBITDA	$18,325	$0.50	$(1,747)	$(0.05)	$13,908	$0.34

Weighted average shares outstanding - basic	36,712		34,703		39,531
Weighted average shares outstanding - diluted	36,807		34,703		40,465

Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before discontinued operations, non-cash impairment charges, interest, income taxes, depreciation and amortization and stock-based compensation expense. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.

Quarterly Net Income before Equity-Based Compensation Expense and Impairment Charge

	Three Months Ended
	June 30,		March 31,		June 30,
	2012		2012		2011
	$	Per share	$	Per share	$	Per share
Net (loss) income	$(33,167)	$(0.90)	$4,076	$0.12	$6,785	$0.17
Income from discontinued operations, net of income taxes	15	0.00	21,803	0.63	1,945	0.05

(Loss) income from continuing operations	$(33,182)	$(0.90)	$(17,727)	$(0.51)	$4,840	$0.12
Goodwill impairment, net of income taxes	42,035	1.14	—	—	—	—
Equity-based compensation expense, net:
Alternative LTI expense	—	—	1,465	0.04	4	0.00
Acceleration of alternative LTI expense	—	—	8,354	0.24	—	—
Acceleration of restricted stock & PARS	—	—	22,158	0.64	—	—
Amortization of restricted stock & PARS	—	—	3,439	0.10	2,798	0.07
Income tax benefit	—	—	(14,875)	(0.43)	(1,031)	(0.03)

Equity-based compensation expense, net	—	—	20,541	0.59	1,771	0.04

Net income before equity-based compensation expense and impairment charge	$8,853	$0.24	$2,814	$0.08	$6,611	$0.16

Weighted average shares outstanding - basic	36,712		34,703		39,531
Weighted average shares outstanding - diluted	36,807		34,703		40,465

“Net Income before Equity-Based Compensation Expense and Impairment Charge”, a non-GAAP financial measure, is defined as (loss) income from continuing operations before compensation expense incurred in conjunction with share-based payment awards, alternative long-term incentive awards and non-cash impairment charges. Kforce measures the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

Adjusted Net Income and Earnings Per Share Before Impairment Charge, Adjusted EBITDA and Net Income before Equity-Based Compensation Expense and Impairment Charge are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.